Exhibit 99.1

FOR IMMEDIATE RELEASE

Thursday, February 24, 2005

CLAYTON WILLIAMS ENERGY REPORTS

OPERATIONS UPDATE

Midland, Texas, February 24, 2005 – Clayton Williams Energy, Inc.  (NASDAQ–NMS:CWEI) today reported the following update on operations:

Louisiana Drilling Results

The Company is preparing to plug and abandon the McIlhenny #1 (Tabasco), a 18,300-foot exploratory well in Vermillion Parish.  The Company will record a pre-tax charge of approximately $4 million related to the abandonment of this well for the fourth quarter of 2004 and approximately $1 million during the first quarter of 2005.

The Company has successfully completed the Orleans Levee District No. 1 (American Bay) in Plaquemines Parish, in the Tex W.-A sand in intervals between 12,910 and 12,993 feet.  The well was completed as a gas well and tested at an average of 6,525 mcfpd, 482 bopd and 10 bwpd with a flowing tubing pressure of 4,089 psig.  The Company expects the well to be on line in the fourth quarter of 2005 after completion of production facilities.  The Company owns a 45% working interest in this well.

Mississippi Results

The Company is preparing to plug and abandon the Mississippi State University #1, a 17,000-foot exploratory well in Oktibbeha County targeting the Stones River formation, after attempts to complete the well as a commercial producer were unsuccessful.  The Company is also preparing to plug and abandon the Inez West et al #1, a 12,000-foot exploratory well in Webster County targeting the Penn formation.  The Company encountered mechanical problems while drilling to a secondary target formation, preventing the Company from further evaluation of the well.  The Company will record pre-tax charges of approximately $5.4 million during the fourth quarter of 2004 and $2.2 million during the first quarter of 2005 related to the abandonment of these wells.

Based on the drilling results of the Mississippi State University #1 and the Inez West et al #1, the Company will record a pre-tax charge of approximately $5.2 million during the fourth quarter of 2004 to impair the remainder of its Stones River acreage and a significant portion of its Penn acreage.  This charge is in addition to the previously announced impairment of $8.4 million recorded after

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the abandonment of the Weyerhaeuser #1 well in December 2004.  The Company is continuing to carry approximately $1.1 million of unimpaired acreage costs attributable to one prospect in the Black Warrior Basin that the Company believes is prospective for Penn production.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met.  Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, production variance from expectations, volatility or oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production.  These risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums	Mel G. Riggs
Director of Investor Relations	Chief Financial Officer
(432) 688-3419	(432) 688-3431
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com